Exhibit 10.1

SECOND AMENDMENT TO THE PROGRESSIVE CORPORATION EXECUTIVE SEPARATION ALLOWANCE PLAN
(2017 AMENDMENT AND RESTATEMENT)

WHEREAS, The Progressive Corporation (“Company”) currently maintains The Progressive Corporation Executive Separation Allowance Plan (“Plan”) pursuant to the 2017 Amendment and Restatement;
WHEREAS, the Company desires to amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of August 2, 2018:
1. Section 3.1 of the Plan is hereby amended and restated in its entirety as set forth on Exhibit A.
IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on the __th day of August, 2018.

THE PROGRESSIVE CORPORATION

By: /s/ Daniel P. Mascaro                              Name and Title: Daniel P. Mascaro, Vice President
and Secretary

EXHIBIT A

3.1
Subject to Section 5.2, the separation allowance payable to each Eligible Employee who is entitled to such allowance under Section 2 above shall be equal to the number of weeks of Compensation set forth in the table below, based on the Eligible Employee’s Grade Level and Years of Service as of his/her Separation Date:

Eligible Employees at Grade Levels 47 through 52	26 weeks of Compensation plus two additional weeks of Compensation for each full Year of Service in excess of 13 Years of Service, not to exceed an aggregate of 52 weeks of Compensation
(1) Eligible Employees at Grade Level 53 and (2) any other Eligible Employee who (i) has no assigned Grade Level, (ii) does not report directly to the Chief Executive Officer, and (iii) is designated in writing by (x) the Compensation Committee of the Company’s Board of Directors, if the Eligible Employee is an executive officer, or (y) the Company’s Chief Executive Officer and/or Chief Human Resources Officer, if the Eligible Employee is not an executive officer.
52 weeks of Compensation
(1) The Company’s Chief Executive Officer; (2) Eligible Employees who (i) report directly to him/her, and (ii) have no assigned Grade Level; and (3) any other Eligible Employee designated in writing by (i) the Compensation Committee of the Company’s Board of Directors, if the Eligible Employee is an executive officer, or (ii) the Company’s Chief Executive Officer and Chief Human Resources Officer, if the Eligible Employee is not an executive officer.
• Less than one Year of Service: 52 weeks of Compensation • At least one, but less than two, Years of Service: 104 weeks of Compensation • At least two Years of Service: 156 weeks of Compensation

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